UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) NOVEMBER 9, 2005
SERVICE CORPORATION INTERNATIONAL

(Exact name of registrant as specified in its charter)

TEXAS	1-6402-1	74-1488375

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1929 Allen Parkway Houston, Texas	77019

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (713) 522-5141

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
     On November 9, 2005, the Board of Directors of Service Corporation International (the “Company”) approved and adopted the Service Corporation International Wealth Accumulation Plan (the “Plan”).
     Participation in the Plan is limited to officers and managing directors of the Company. The Plan provides for annual Company retirement contributions of 7.5% of current salary and bonus for officers, and 5% of current salary and bonus for managing directors. The Plan also provides for performance-earned Company retirement contributions of 7.5% of current salary and bonus for officers in years when the target bonus is met, with contributions modified below or above 7.5% based on performance, subject to a 15% cap. Each Company retirement contribution will vest over three years, with full vesting at age 60 with five years of service to the Company. Additionally, the Plan allows for voluntary pretax deferral of salary, bonus and the cash portion of compensation under the Company’s Long-Term Incentive Plan, a Company-provided 401(k) restoration match, and discretionary Company contributions.
     The provisions of the Plan amend and restate the provisions of the Service Corporation International Director’s Deferred Compensation Fee Plan for Attendance Fees for Regular and Special Board Meetings and Committee Meetings, and Other Board Events or Activities, adopted May 8, 2003.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 14, 2005	SERVICE CORPORATION INTERNATIONAL
	By:	/s/ James M. Shelger
James M. Shelger
Senior Vice President, General Counsel and Secretary